Exhibit 10.11

CLIENT CONTRACT

PRINCIPAL:	Liberty Renewable Fuels, P.O. Box 335 Owosso, MI 48867

CONSULTANT:	Earthscape Resource Management 318 W. Ottawa Lansing, MI 48933

THIS SERVICE CONTRACT, begins on August, 2006 by and between Earthscape Resource Management Inc., a company having an address currently at 318 W. Ottawa, Lansing, MI. 48933 (hereafter, “Consultant”) and Liberty Renewable Fuels a Delaware Company, having an address at P.O Box 335 Owosso, MI 48867 (hereafter, “Principal”)

1. Services:

Consultant agrees to perform the services and provide the products described in Exhibit A annexed hereto.

2. Terms:

This contract shall commence on August 1, 2006 and terminate by either party, for any reason, at any time.

3. Compensation.

Consultant shall invoice Principal each month in the amounts and on schedule for the services set forth in Exhibit A. For performing the services set forth in Exhibit A, the principal shall pay according to Exhibit A-1.

4. Expenses:

Principal shall reimburse for expenses set forth in Exhibit A-1.

5. Taxes.

Consultant shall be solely responsible for paying any federal, state and local taxes as may be imposed upon the income derived by consultant through this contract.

6. Principal Project Supervisor:

The Principal supervisor for this contract is Dr. David Skjaerlund, President & CEO of Liberty Renewable Fuels. The Principal supervisor shall exercise general direction, supervision and administration of the performance of Consultant hereunder.

7. Contractual Relationship.

Consultant is providing services by Earthscape Resource Management Inc. with the primary consultant supervisor being Scott Everett, as an independent contractor, and not as an employee or partner of Principal. Nothing contained herein shall be deemed to create a relationship of employment between Principal and Consultant. Principal shall not be responsible for any acts of omissions of Consultant.

8. Intellectual Property:

Principal may duplicate and distribute copies of any and all written, audio and visual materials (including those on computer disks, compact discs, or tapes) produced by Consultant in performance of this contract.

9. Conflicting Interests.

Consultant represents that it does not presently have any interest and will not acquire any interest, direct or indirect, that would conflict in any manner with the performance of this contract and Scope of Prioritized Work, (Exhibit A) related to the production or marketing of Ethanol.

10. Renegotiations:

This contract may be renegotiated with 30 days written notice by the consultant or Principal.

11. Miscellaneous.

This contract shall be construed and enforced in accordance with the laws of the State of Michigan, and any action brought under this contract shall be brought in the county of Ingham. This Contract represents the entire agreement of the parties relating to the subject matter hereof, and it may not be amended, modified or waived other than in writing signed by the party against whom such amendment, modification or waiver is sought to be enforced.

IN WITNESS WHEREOF, the parties have executed and delivered this contract as of the date first above written.

Liberty Renewable Fuels

By:	/s/ David Skjaerlund
Name:	David Skjaerlund
Title:	President/CEO, Liberty RF
Date:

Earthscape Resource Management Inc.

By:	/s/ Bill Bobier
Name:	Bill Bobier,
Title:	President
Date:

By:	/s/ Scott Everett
Name:	Scott Everett
Title:	Principle Project Supervisor

Witness:
Name:

EXHIBIT A

SERVICES

Scope of Prioritized Work:

•	Represent Liberty Renewable Fuels as a Coordinating Manager with duties prescribed by and at the direction of the company’s President & Chief Executive Officer.

•	Execute relationship strategies involving local and county government, State Departments (including MDA, MDEQ) and other governmental units as needed.

•	Monitor the permitting process through MDEQ staff and work closely with Pat Herrington, report findings, identify problems and solve them during the process.

•	Execute media relations strategies.

•	Network with members of the Liberty Board of Managers and coordinate involvement of Managers in execution of government and media strategies per as needed basis.

•	Help facilitate and coordinate, per as needed basis, relationships with additional partners that are essential to executing strategies related to commodity procurement or marketing, ethanol distribution, investment and financing.

•	Loan a LCD projector to Liberty as needed.

Exhibit A-1

Payment for Services

Payment is due to Earthscape Resource Management for previously stated services beginning on August 1, 2006.

Payment Schedule

•	1st of each month: $3,500

•	Travel Expenses submitted monthly:

Including:	mileage from Lansing
Excluding:	mileage for steering and board meetings
If needed:	After normal business hours: meals and overnight expenses.

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